                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       HILLIARD LYONS GROWTH FUND, INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                                 Common Stock
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     (2) Aggregate number of securities to which transaction applies:

                                      N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

                                      N/A
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     (5) Total fee paid:

                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       HILLIARD LYONS GROWTH FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

DEAR STOCKHOLDER:

  You are cordially invited to attend a special meeting of stockholders (the "Meeting") of Hilliard Lyons Growth Fund, Inc. to be held on November 19, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana. At the Meeting, stockholders will be asked to elect the Fund's Board of Directors and to vote upon a proposal to approve the new Investment Advisory Agreement between Hilliard Lyons Growth Fund, Inc. and Hilliard Lyons Investment Advisors, a division of J.J.B. Hilliard, W.L. Lyons, Inc. (the "Adviser"), in anticipation of the acquisition of the parent company of the Adviser, Hilliard-Lyons, Inc., by PNC Bank Corp. I strongly believe this proposal is in the best interest of all stockholders and ask you to vote FOR it. The proposal has the full support of the Fund's Board of Directors.

  PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. We look forward to receiving your proxy card so your shares may be voted at the Meeting. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

                                          Sincerely yours,

                                          /s/ Donald F. Kohler

                                          DONALD F. KOHLER
                                          Chairman of the Board

  YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                       HILLIARD LYONS GROWTH FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 19, 1998

  A special meeting of stockholders ("Meeting") of Hilliard Lyons Growth Fund, Inc. (the "Fund"), will be held on November 19, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana, to vote on the following proposals:

    PROPOSAL 1. A proposal to approve the new Investment Advisory Agreement between the Fund and Hilliard Lyons Investment Advisors, a division of J.J.B. Hilliard, W.L. Lyons, Inc., as described in the attached Proxy Statement.

    PROPOSAL 2. To elect Messrs. Donald F. Kohler, Gilbert L. Pamplin, William A. Blodgett, Jr., John C. Owens and Stewart E. Conner Directors of the Fund's Board.

    PROPOSAL 3. Any other matters that may properly come before the Meeting. (The Board of Directors of the Fund does not know of any other matter that will come before the Meeting.)

  Only stockholders of record at the close of business on Friday, October 9, 1998 are entitled to vote at the Meeting and any adjournments thereof.

                                          JOSEPH C. CURRY, JR.

                                          Secretary

October 21, 1998

                       HILLIARD LYONS GROWTH FUND, INC.

                             Hilliard Lyons Center
                          Louisville, Kentucky 40202

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 19, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement ("Proxy Statement") is being furnished to stockholders of Hilliard Lyons Growth Fund, Inc. (the "Fund") in connection with the solicitation of proxies by the Board of Directors of the Fund for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof) to be held on November 19, 1998 (such meeting and any adjournments and postponements thereof are hereinafter referred to as the "Meeting") for the purposes set forth in the accompanying Notice of the Special Meeting of Stockholders.

  Stockholders of the Fund of record at the close of business on October 9, 1998 (the "Record Date") are the only stockholders (the "Stockholders") entitled to vote at the Meeting. 2,785,491.11 shares of the Fund were issued and outstanding as of October 9, 1998. Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote on each matter to be acted upon at the Meeting by the Stockholders.

  This Proxy Statement and Notice of Special Meeting of Stockholders with accompanying proxy card ("Proxy") are being mailed to Stockholders on or about October 21, 1998.

                                  THE MEETING

MATTERS TO BE CONSIDERED AT THE MEETING

  At the Meeting, holders of shares of common stock of the Fund will consider and vote upon:

PROPOSAL 1.  A proposal to approve the new Investment Advisory Agreement between the Fund and Hilliard Lyons Investment Advisors, a division of J.J.B. Hilliard, W.L. Lyons, Inc.

PROPOSAL 2.  To elect Messrs. Donald F. Kohler, Gilbert L. Pamplin, William A.
             Blodgett, Jr., John C. Owens and Stewart E. Conner Directors of the Fund's Board.

PROPOSAL 3.  Any other matters that may properly come before the Meeting. (The
             Board of Directors of the Fund does not know of any other matter that will come before the Meeting.)

  In addition to the solicitation of Proxies by mail, officers and employees of J.J.B. Hilliard, W.L. Lyons, Inc., the Fund's distributor (the "Distributor"), may solicit proxies in person or by telephone. The Distributor may hire outside solicitation firms to assist in the solicitation process. Employees of the Distributor will not be paid for their solicitation activities. The cost of solicitation will be borne by the Adviser. The Distributor's address is Hilliard Lyons Center, P.O. Box 32760, Louisville, Kentucky 40232-2760.

  Shares represented by duly executed Proxies will be voted in accordance with the instructions given. If no instructions are given, Proxies will be voted FOR the specific Proposals set forth in the Proxies and, in accordance with the best judgment of the persons named in the Proxies, on such other business that may properly come before the Meeting. A Proxy may be revoked at any time by a Stockholder before it is exercised by (i) sending a written revocation to Donald F. Kohler, Chairman, at Hilliard Lyons Center, Louisville, Kentucky 40202, (ii) by properly executing a later dated Proxy and providing it to the Fund prior to the Meeting, or (iii) by attending the Meeting and specifically revoking such Proxy or Proxies and voting in person.

  THOSE STOCKHOLDERS WHO WISH TO VOTE FOR OR AGAINST ALL OF THE NOMINEES FOR THE BOARD OF DIRECTORS MAY CHECK A SINGLE BOX ON THE PROXY CARD, OR MAY VOTE FOR OR AGAINST THE NOMINEES INDIVIDUALLY.

REQUIRED VOTE FOR NEW INVESTMENT ADVISORY AGREEMENT

  Approval of the new Investment Advisory Agreement of the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. As defined in the Investment Company Act of 1940, as amended (the "1940 Act"), a "majority of the outstanding voting securities" means the vote of (i) 67% or more of the Fund's outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities, whichever is less.

REQUIRED VOTE FOR THE ELECTION OF DIRECTORS

  If a quorum is present in person or by Proxy, the favorable vote of a majority of shares represented at the Meeting is required to elect Directors. The presence at the Meeting of the holders of one-third of the outstanding shares of the Fund as of the Record Date, either in person or by Proxy, constitutes a quorum. If any nominee is not approved by the Stockholders, the Board will consider alternative nominations.

      1. APPROVAL OR DISAPPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT

BACKGROUND

  On August 20, 1998, PNC Bank Corp. ("PNC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hilliard-Lyons, Inc. ("Hilliard-Lyons") pursuant to which Hilliard-Lyons, the parent of the Adviser, will merge (the "Merger") into PNC and PNC will become the owner of all outstanding capital stock of the Adviser. The Board of Directors is recommending that Stockholders of the Fund approve the new Investment Advisory Agreement (the "New Agreement") between the Fund and the Adviser. Hilliard-Lyons' address is Hilliard Lyons Center, Louisville, Kentucky 40202. Approval of the New Agreement is being sought because the Merger will result in an "assignment" (as defined in the 1940 Act) of the existing Investment Advisory Agreement between the Fund and the Adviser (the "Existing Agreement"), resulting in its automatic termination. The New Agreement, if approved by Stockholders of the Fund, will replace the Existing Agreement. The Board of Directors has approved the New Agreement, subject to approval by the Stockholders of the Fund, to become effective upon the consummation of the Merger.

THE AGREEMENT AND PLAN OF MERGER

  Under the terms of the Merger Agreement, Hilliard-Lyons, Inc. will be merged with and into PNC and will cease to exist as a separate entity. (The surviving entity in the Merger, together with its direct and indirect subsidiaries, are referred to in this Proxy Statement as the "Surviving Entity"). On the Effective Date, each outstanding share of Hilliard-Lyons Common Stock (other than shares held by dissenting shareholders) will be converted into a combination of shares of PNC Common Stock and cash. The total of the aggregate stock consideration and cash consideration provided in the Merger will be $275 million, or based on the number of shares of Hilliard-Lyons Common Stock issued and outstanding on August 20, 1998, $76.79 per share. Subject to the possible adjustment described in the next succeeding paragraph, this amount is expected to consist of approximately 70% stock and 30% cash. The holder of each share of Hilliard-Lyons Common Stock will receive (i) the number of shares of PNC Common Stock equal to $192.5 million divided by the product of the Average Closing Price (as hereinafter defined) and the number of shares of Hilliard-Lyons Common Stock issued and outstanding immediately prior to the Effective Date ("Stock Consideration"); and (ii) cash in the amount of $82.5 million divided by the number of shares of Hilliard-Lyons Common Stock issued and outstanding immediately prior to the Effective Date ("Cash Consideration," and collectively with the Stock Consideration, "Merger Consideration"). The "Average Closing Price" is defined in the Merger Agreement as the average of the closing prices per share of PNC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or other authoritative source) for the five NYSE trading days immediately prior to the Effective Date.

  If the Average Closing Price is below $52.00 a share, PNC may reduce the Stock Consideration and increase the Cash Consideration (provided the aggregate Merger Consideration remains $275 million) so that no more than 3.7 million shares of PNC Common Stock are issued. In certain circumstances, the Cash Consideration may be reduced, and the Stock consideration may be increased beyond 3.7 million shares.

  On the Effective Date, PNC will establish a retention pool (the "Retention Pool") to be used to retain certain officers and brokers of Hilliard-Lyons, Inc. and its subsidiaries. Payments from the Retention Pool established for brokers will be paid to the brokers over a three-year period. Payments from the Retention Pool established for officers will be paid to the officers over a five-year period. An officer or broker whose employment with the Surviving Entity is terminated before he receives all of the payments from the Retention Pool to which he is entitled (unless that person's employment is terminated by reason of death or disability or by the Surviving Entity without cause or unless that person leaves for "good reason", as defined in his employment contract) will forfeit any such amount not yet paid at the time of the termination. In addition, certain senior officers of the Adviser are expected to enter into employment agreements with the Surviving Entity.

  The following officers and employees of the Adviser who are also officers or directors of the Fund will receive a portion of the purchase price in the
Merger: Donald F. Kohler, Joseph C. Curry, Jr., Gilbert L. Pamplin, Samuel C. Harvey, Thomas A. Corea and Dianna P. Wengler.

  It is presently anticipated that the transaction will close on or before November 30, 1998, subject to satisfaction of conditions to closing, which include (a) approval of the New Agreement between the Fund and the Advisor;
(b) consents of clients of the Fund accounting for specified portions of the annualized fees as of June 30, 1998; and (c) satisfaction of all necessary regulatory requirements, including the approval of the Board of Governors of the Federal Reserve System. The Federal Reserve may require satisfaction of certain conditions as part of its approval, which could affect the terms of the Merger or the services the Adviser can provide to the Fund.

PNC

  PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its network of subsidiaries, PNC provides banking and other financial services throughout the United States and in selected international markets to consumers and business customers, including corporations, governments, and other institutions. As a global financial intermediary, PNC provides capital-raising services, trade finance, cash management, investment banking, capital markets and credit products, and financial advisory services to large public and private sector institutions that are part of the global economy. PNC's address is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

THE EXISTING INVESTMENT ADVISORY AGREEMENT

  The business and affairs of the Fund are managed under the direction of its Board of Directors. The Adviser has been retained by the Fund as its investment adviser under the Existing Agreement dated January 2, 1992. The senior officers and directors of the Adviser are: Brian M. Boor, Senior Vice President and Director; James W. Stuckert, Chairman and Chief Executive Officer; Joseph L. Heintzman, Jr., Senior Vice President and Chief Financial Officer; Kenneth L. Wagner, Senior Vice President and Secretary; James R. Allen, Executive Vice President and Director; Samuel C. Harvey, Executive Vice President and Director; Frank James Walker, Executive Vice President and Director; James M. Rogers, Executive Vice President and Director; Peter Mahurin, Senior Vice President and Director; and Ronald G. Hollander, Senior Vice President and Director. The address of all senior officers and directors is Hilliard Lyons Center, P.O. Box 32760, Louisville, Kentucky 40232-2707.

  The Existing Agreement was approved by the Board of Directors, including a majority of the directors who are not interested persons of the Adviser, and by the initial stockholders of the Fund, prior to the initial public offering of the Fund's shares. The Existing Agreement was re-approved for one year on February 19, 1998, by the Board of Directors, including a majority of the Directors who are not interested persons of the Adviser. The Existing Agreement provides that it will continue in effect from year to year, provided that such continuance is approved at least annually (a) by a majority of the Fund's directors who are not interested persons of the Adviser and (b) by either the Fund's Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

  The Existing Agreement requires the Adviser at its own expense to furnish office space to the Fund and all necessary office facilities, equipment, and personnel for managing the assets of the Fund. The Adviser pays all other expenses incurred by it in connection with managing the assets of the Fund, including, but not limited to, the cost and expense of research, analysis and supervision of the investment portfolio. The Adviser pays the expense of determining the daily price of shares of the Fund and the related bookkeeping expenses (other than for such services as are provided by the Fund's custodian). The Fund paid all costs and expenses incurred in connection with the Fund's organization, the initial registration for offer and sale of the Fund's shares under the Securities Act of 1933 and under applicable state securities laws and the initial registration of the Fund under the 1940 Act, including legal, accounting and printing expenses.

  Under the Existing Agreement, the Fund pays all charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property, and of its transfer, shareholder recordkeeping, dividend disbursing, and redemption agents. The Fund pays all charges of legal counsel and of independent auditors. The Fund is responsible for all interest expense. The expense of notices, proxy solicitation material, reports to its stockholders and of all prospectuses furnished from time to time to existing shareholders or used for regulatory purposes are the Fund's responsibility. Provided however, the Adviser has agreed to pay all expenses incurred for this Meeting. The Fund pays for any bond and insurance coverage required by law, all brokers' commissions and other normal charges incident to the purchase and sale of portfolio securities. The Fund pays all taxes and corporate fees payable to Federal, state, or other governmental agencies and all stamp or other transfer taxes. The Fund bears all expenses of complying with Federal, state, and other laws regulating the issue or sale of shares and those expenses that were attributable to initial Federal and state securities law compliance and those deemed to be sales or promotional expenses. The Fund is responsible for extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings and claims and expenses incurred in connection with the legal obligation of the Fund to indemnify its directors, officers, employees, shareholders and agents with respect to any claims or litigation. In general, the Fund bears all expenses incidental to its operations not assumed by the Adviser, with the exception of sales and promotional expenses which are borne by the Adviser.

  For the services the Adviser renders, and the facilities it furnishes pursuant to the Existing Agreement, the Fund is obligated to pay the Adviser a fee, accrued daily and payable quarterly, equal to 0.80% per annum of the Fund's average daily net assets. This fee is higher than the investment advisory fee paid by most investment companies. For the year ended December 31, 1998, the Adviser voluntarily agreed to reduce the fees payable to it under the Existing Agreement and, if necessary, reimburse the Company on a quarterly basis, by the amount by which the Fund's total annual operating expenses attributable to Class A Shares for such year exceed 1.30% of average net assets attributable to the Class A Shares and by which the Fund's total annual operating expenses attributable to the Class B Shares for such year exceed 2.05% of the average daily net assets attributable to the Class B Shares. The Adviser also agreed to limit fees payable to it under the Existing Agreement during previous years. For the year ended December 31, 1997, the advisory fees totaled $365,543, of which $40,862 was waived. For the year ended December 31, 1996, the advisory fees totaled $255,228, of which $19,678 was waived. For the year ended December 31, 1995, the advisory fees totaled $193,004, of which $24,783 was waived.

  The Existing Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, the Adviser will not be liable for any act or omission in the course of or in connection with its rendering of services thereunder. The Adviser has reserved the right to grant its name to other mutual funds and if the Existing Agreement is terminated to withdraw its consent to the continuing use of its name by the Fund.

THE NEW INVESTMENT ADVISORY AGREEMENT

  The Existing Agreement will by its terms terminate upon the consummation of the Merger, since the Merger will constitute a change of control of the Fund for purposes of the 1940 Act. As a result, the Board of Directors is recommending that Stockholders of the Fund approve the New Agreement to be effective immediately upon consummation of the Merger. The New Agreement is substantially identical to the Existing Agreement it replaces, other than its effective and termination dates. The New Agreement provides that, subject to the supervision and direction of the Board of Directors, the Adviser will render investment advice and investment management services with respect to the Fund's assets, consistent with the Fund's investment objective and policies; make investment decisions for the Fund; and place all orders for the purchase and sale of the Fund's investments with broker-dealers. There are no existing plans to alter the investment personnel and those responsible for the investment policies of the Fund will continue to direct the policies immediately following the Merger.

  The New Agreement provides that it will continue for a two-year period following the date it becomes effective and will continue automatically from year to year thereafter only so long as such Agreement is approved at least annually by (i) the vote, cast in person at a meeting called for such purpose, of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser and (ii) the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

  It is possible that Stockholders will not have acted on the New Agreement prior to the consummation of the Merger. The Fund and the Adviser have filed with the Securities and Exchange Commission an application for an exemption from relevant provisions of the 1940 Act permitting the Fund to enter into a New Agreement following the consummation of the Merger, even if the Fund's Stockholders have not yet approved the New Agreement by that time. The New Agreement, if implemented under those circumstances, provides that the fees payable by the Fund under the New Agreement prior to Stockholder approval of the New Agreement will be held in an interest-bearing escrow account to be paid to the Adviser, only upon Stockholder approval of the New Agreement, or, if Stockholders do not approve the New Agreement within the 60 days following consummation of the Merger, to the Fund.

  If the New Agreement is not approved by the Fund's Stockholders, the Existing Agreement will continue in effect in accordance with its terms. In that event, the Fund understands that the parties to the Merger could nevertheless agree to proceed with the transaction and, if the Merger occurs, the Existing Agreement would be deemed to terminate automatically upon the consummation of the Merger. If such a termination were to occur, the Board of Directors of the Fund would then make arrangements for the management of the Fund's investments as they believed appropriate and in the best interests of the stockholders. A vote to approve the New Agreement will include a vote in favor of this provision and in favor of the release to Hilliard-Lyons, as the case may be, upon receipt of Stockholder approval of the New Agreement, of any amounts held in the escrow account. A copy of the form of the New Agreement is attached to this proxy statement as Exhibit A.

  The Board of Directors of the Fund believes that the terms of the New Agreement are fair to, and in the best interest of, the Fund and the Stockholders. The Board of Directors, including all of the disinterested Directors, recommend that the Stockholders of the Fund approve the New Agreement between the Fund and the Adviser.

  On September 21, 1998, the Board of Directors of the Fund met with representatives of the Adviser to review the terms of the Merger and to consider the possible effects of the Merger on the Fund. Both Thomas K. Whitford, Chief Executive Officer, of PNC Private Bank, by conference call and James W. Stuckert, President and Chief Executive Officer of Hilliard-Lyons, Inc., in person, participated in the meeting and discussed the terms of the Merger and its effect on the Adviser. At the meeting, the Board of Directors voted to approve the New Agreement and recommend the New Agreement to Stockholders of the Fund for their approval.

  In evaluating the New Agreement, the Board of Directors reviewed materials furnished by the Adviser and PNC. Those materials included information regarding the Adviser, PNC, their respective affiliates and their personnel, operations and financial condition and the terms of the Merger and the possible effects on the Fund and the stockholders of the Fund as a result of the Merger. Representatives of the Adviser discussed the anticipated effects on the Fund and, indicated their belief that as a consequence of the Merger, the operations of the Board and the capability of the Adviser to provide services to the Fund would not be adversely affected and could be enhanced from the resources of PNC, although there could be no assurance as to any particular benefits that would result.

SPECIAL LEGAL REQUIREMENTS FOR THE MERGER

  Section 15(f)(1)(B) of the 1940 Act provides that, when a change in control of an investment adviser occurs, the investment adviser and its affiliated persons may receive any amount or benefit as long as two conditions are satisfied. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or as a result of any express or implied terms, conditions or understandings. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, may directly or indirectly receive anything of value from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person as part of a securities or property transaction with the investment company (other than fees for bona fide principal underwriting services). PNC has agreed contractually not to engage in or cause to occur and will use all commercially reasonably efforts to prevent any of its affiliates from engaging in or causing any act, practice, arrangement, thing or matter that imposes, results in, or gives rise to, an unfair burden on the Fund within the meaning of
Section 15(f)(1)(B) of the 1940 Act.

  The second condition is that, during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of directors must not be "interested persons" of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. The Fund and the Adviser have filed with the Securities and Exchange Commission an application for an exemption from Section 15(f)(1)(A). Stewart
E. Conner, a Director of the Fund, has submitted his resignation to become effective on the Effective Date in the event the application is not approved prior to the consummation of the Merger. Pursuant to applicable federal banking laws, either Mr. Kohler or Mr. Pamplin, Directors of the Fund who are employees of the Adviser will be required to resign as Directors of the Fund upon consummation of the Merger. It has not yet been determined which one of these Directors will resign.

  THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

                       2. ELECTION OF BOARD OF DIRECTORS

  The Stockholders will also vote upon the election of five nominees to the Board of Directors at the Meeting. Because the Fund does not regularly hold annual stockholder meetings, each nominee, if elected, will hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The nominees for election as Directors are listed below. The persons named in the accompanying Proxy intend, in the absence of contrary instructions, to vote all Proxies in favor of the election of such nominees. A Stockholder using the Proxy can vote for or against any or all of the nominees. If no voting instructions are given, but an executed Proxy is returned, the shares represented by the Proxy will be voted for all nominees named herein for Director. Should any of the nominees become unable or unwilling to accept nomination or election prior to the Meeting, the persons named in the Proxy will exercise their voting power to vote for such substitute person or persons as the management of the Fund may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. However, as indicated above, either Mr. Kohler or Mr. Pamplin, Directors who are employees of the Adviser, will resign as of the Effective Date. In addition, Stewart E. Conner will resign if the Fund is unable to obtain an exemption from Section 15(f)(1)(A) of the 1940 Act. The Fund knows of no reason why any other nominee would be unable or unwilling to serve if elected.

INFORMATION REGARDING NOMINEES FOR THE BOARD OF DIRECTORS

  The following information is provided for each of the five nominees. It includes his name, number of shares of the Fund beneficially owned on September 18, 1998, and principal occupation(s) or employment during the past five years and years served as a Director of the Fund.

                                 SHARES   PERCENT OF    PRINCIPAL OPERATION;
 NAME OF NOMINEE            AGE   OWNED      FUND        SERVICE AS DIRECTOR
 ---------------            --- --------- ---------- --------------------------
 Donald F. Kohler (1)(2)...  67  8,000.78      *     Investment Consultant;
  Hilliard Lyons Center                              Chairman of the Board of
  Louisville, KY 40202                               the Fund since inception;
                                                     Executive Vice President
                                                     of the Adviser from 1986
                                                     to 1996 and Director of
                                                     the Adviser from 1981 to
                                                     1996.
 Gilbert L. Pamplin (1)(2)   68 26,941.31    1.0%    Investment Consultant;
  Hilliard Lyons Center                              Chairman of the Board of
  Louisville, KY 40202                               the Adviser from 1988 to
                                                     1995; Chief Executive
                                                     Officer of the Adviser
                                                     from 1982 to 1995 and
                                                     President from 1982 to
                                                     1988; Director of the Fund
                                                     since inception.
 William A. Blodgett, Jr.    52  1,922.73      *     Vice President, Deputy
  Brown-Forman Corporation                           General Counsel Brown-
  850 Dixie Highway                                  Forman Corporation since
  Louisville, KY 40210                               1994; Partner, Law Firm of
                                                     Woodward, Hobson & Fulton,
                                                     Louisville, Kentucky to
                                                     1994; Director of the Fund
                                                     since 1994.
 John C. Owens.............  71  2,085.31      *     Private Investor, formerly
  116 Chinoe Road                                    Managing Partner of Owens
  Lexington, KY 40502                                and Company, Certified
                                                     Public Accountants,
                                                     Lexington, Kentucky,
                                                     Director of the Fund since
                                                     1991.
 Stewart E. Conner.........  56    501.17      *     Managing Partner, Law Firm
  Wyatt, Tarrant & Combs                             of Wyatt, Tarrant & Combs,
  2800 Citizens Plaza                                Louisville, Kentucky since
  Louisville, KY 40202                               1988. Director of the Fund
                                                     since August 1998.

--------
  * Less than 1%.
(1) Deemed to be an "interested person" of the Fund for purposes of the 1940 Act by virtue of an affiliation with the Adviser.
(2) Director of Hilliard-Lyons Government Fund, Inc., an open-end money market mutual fund, the investment adviser of which is J.J.B. Hilliard, W.L. Lyons, Inc.

COMPENSATION OF DIRECTORS

  No compensation is paid by the Fund to officers of the Fund and directors who are affiliated with the Adviser. The Fund pays each unaffiliated director an annual retainer of $5,000.00, a fee of $750.00 for each meeting of the Board of Directors and of the Audit Committee attended and all expenses the director incurs in attending meetings. Chairmen of the Audit Committee receive an annual retainer of $500.00. For the year ended December 31, 1997, unaffiliated directors received, in the aggregate, $22,000.00 from the Fund, excluding reimbursed expenses.

  The following table sets forth information concerning compensation received by directors of the Fund during the year ended December 31, 1997.

                                        PENSION OR
                                        RETIREMENT                         TOTAL COMPENSATION
                                         BENEFITS                             FROM FUND AND
                          AGGREGATE   ACCRUED AS PART    ESTIMATED            FUND COMPLEX
                         COMPENSATION       OF        ANNUAL BENEFITS (CONSISTING OF TWO (2) FUNDS)
NAME OF PERSON            FROM FUND    FUND EXPENSES  UPON RETIREMENT       PAID TO DIRECTORS
--------------           ------------ --------------- --------------- -----------------------------
Donald F. Kohler........  $    0.00          0               0                  $    0.00
Gilbert L. Pamplin......  $    0.00          0               0                  $    0.00
William A. Blodgett, Jr.  $8,000.00          0               0                  $8,000.00
John C. Owens...........  $8,000.00          0               0                  $8,000.00
Dillman A. Rash.........  $6,000.00          0               0                  $8,500.00

MEETINGS OF BOARD OF DIRECTORS

  The current Board of Directors met five times during the fiscal year ended December 31, 1997. All of the directors attended each such meeting except for Mr. Rash who attended one meeting. The current Audit Committee, which consists of all of the Fund's independent Directors, met once during the fiscal year ended December 31, 1997. All members of the Audit Committee attended the meeting. The function of the Audit Committee is to advise the Board of Directors with regard to the appointment of the Fund's independent accountants, review and approve audit and non-audit services of the Fund's independent accountants, and meet with the Fund's financial officers to review the conduct of accounting and internal controls. The Board has no compensation or nominating committees.

  THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

  Information about the Fund's principal executive officers, including their names, addresses, ages, positions with the Fund, length of such positions and principal occupation or employment during the past five years, is set forth below.

                                          POSITIONS(S) HELD
                              OFFICER           WITH                    PRINCIPAL OCCUPATION
NAME AND ADDRESS          AGE  SINCE          THE FUND                 DURING LAST FIVE YEARS
----------------          --- ------- ------------------------- -------------------------------------
Donald F. Kohler(1)....   67  1980    Chairman of the Board     Investment Consultant; Executive
 Hillard Lyons Center                                           Vice President of the Adviser from
 Louisville, KY 40202                                           1986 to 1996 and Director of
                                                                the Adviser from 1981 to 1996.
Samuel C. Harvey(1).....  50  1991    President                 Executive Vice President and Director
 Hillard Lyons Center                                           of the Adviser since January 1993;
 Louisville, KY 40202                                           Senior Vice President prior thereto.
Joseph C. Curry, Jr.(1)   53  1991    Vice President, Secretary Senior Vice President of the Adviser
 Hillard Lyons Center                 and Treasurer             since July 1994 and Vice President
 Louisville, KY 40202                                           prior thereto.
Dianna P. Wengler(1)....  38  1991    Vice President            Vice President of the Adviser since
 Hillard Lyons Center                                           December 1990 and employee,
 Louisville, KY 40202                                           Investment Management Group,
                                                                prior thereto.
Thomas A. Corea(1)......  38  1994    Vice President            Vice President of the Adviser since
 Hillard Lyons Center                                           December 1991.
 Louisville, KY 40202

--------
(1) An "interested person", as defined by the 1940 Act.

  The officers of the Fund do not receive any compensation from the Fund.

  As of September 18, 1998, the executive officers and Directors of the Fund beneficially owned in the aggregate 39,833.40 shares of the Fund (1.4% of the shares outstanding).

             GENERAL INFORMATION ABOUT THE FUND AND OTHER MATTERS

5% SHAREHOLDERS

  To the knowledge of the Fund, no person beneficially owned 5% or more of the Fund's outstanding shares as of September 18, 1998.

VOTING INFORMATION; ADJOURNMENT

  The presence at the Meeting of the holders of one-third of the outstanding shares of the Fund as of the Record Date, either in person or by Proxy, constitutes a quorum. Abstentions and "broker non-votes" will not be counted for or against the Proposal to which they relate, but will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Meeting and a majority of shares represented at the Meeting at which a quorum is present, and will, therefore, have the effect of counting against the Proposal to which they relate.

  In the event that sufficient votes in favor of either Proposal set forth in the Notice of the Special Meeting of Stockholders are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than 120 days to permit further solicitation of Proxies with respect to such Proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of such Proposal. They will vote against any such adjournment those Proxies required to be voted against such Proposal.

STOCKHOLDER PROPOSALS

  The Fund does not hold annual stockholder meetings. Stockholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposals to the Secretary of the Fund located at Hilliard Lyons Center, Louisville, Kentucky 40202.

REPORTS TO STOCKHOLDERS

  The Fund sends reports to stockholders quarterly. Each of these includes a schedule of portfolio securities. In addition, the semi-annual report contains unaudited financial statements and the annual report contains audited financial statements. A copy of the Fund's most recent annual report may be obtained by contacting the Secretary of the Fund located at Hilliard Lyons Center, Louisville, Kentucky 40202.

OTHER MATTERS

  The Board of Directors know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Directors' intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of Proxy.

  PLEASE FILL IN, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors,

                                          Hilliard Lyons Growth Fund, Inc.

                                          LOGO
                                          Donald F. Kohler
                                          Chairman of the Board

Louisville, Kentucky
October 21, 1998

                                                                      EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

  THIS AGREEMENT dated as of         , 199 ,/1/ between HILLIARD LYONS GROWTH
FUND, INC., a Maryland corporation ("Fund"), and HILLIARD LYONS INVESTMENT ADVISORS ("Adviser"), a division of J.J.B. Hilliard, W.L. Lyons, Inc., a Kentucky corporation.

                                  WITNESSETH:

  WHEREAS, the Fund desires to retain the Adviser to render certain specified investment advisory services to the Fund and the Adviser is willing to render such services.

  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the parties agree as follows:

  1. Services of Adviser.

    1.1 The Adviser will regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program for the Fund consistent with the investment objectives and policies of the Fund. The Adviser will determine from time to time what securities shall be purchased for the Fund and what securities shall be held or sold by the Fund, subject to the provisions of the Fund's Articles of Incorporation and Bylaws and of the Investment Company Act of 1940 (the "1940 Act"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Directors of the Fund may from time to time establish and convey.

    1.2 Subject to the general supervision of the Board of Directors of the Fund, the Adviser will provide certain administrative services to the Fund. In this regard, the Adviser will, to the extent not required to be provided by others pursuant to the Fund's custodian agreement or transfer agent agreement, (i) provide supervision of all aspects of the Fund's operations not incorporated in section 1.1 above; (ii) provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund; (iii) arrange for, at the Fund's expense, (A) the preparation for the Fund of all required tax returns, (B) the preparation and submission of reports to existing stockholders, and (C) the periodic updating of the Fund's prospectus and statement of additional information and the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities; and (iv) provide the Fund with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery and office supplies.

    1.3 The Adviser will maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Fund's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 under the 1940 Act.
--------
  /1/The Agreement will be executed and become effective upon the later of (a) the closing of the transactions contemplated by the Agreement and Plan of Merger by and between Hilliard-Lyons, Inc. and PNC Bank Corp, or (b) approval by the shareholders of the Fund.

    1.4 The Adviser will keep the Fund informed of developments materially affecting the Fund's portfolio and, in addition to providing the Fund with statistical or other information the Fund may reasonably request with respect to its investments.

  2. Fees and Expenses.

    2.1 The Fund will pay the Adviser an investment advisory fee of 0.80% per annum of the Fund's average daily net assets. This fee shall be accrued daily and paid on the first business day of each January, April, July and October for services performed the preceding quarter. Upon any termination of this Agreement before the end of a quarter, the fee for such part of that quarter shall be calculated through the date of termination and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's prospectus and statement of additional information.

    2.2 The Adviser shall bear all expenses of its employees and overhead incurred by it in connection with its duties under this Agreement. The Adviser will also pay all salaries and fees of the Fund's directors and officers who are interested persons (as such term is defined in the 1940
  Act) of the Adviser.

    2.3 The Fund assumes and shall pay all expenses of the Fund not set forth in Section 2.2 including, without limitation: (i) the reimbursements payable to the Distributor under the Distribution Plan for expenses incurred in connection with the offering and sale of shares of the Fund,
  (ii) the salaries and fees of the Fund's directors who are not interested persons and of officers and employees who are not affiliated with the Adviser, (iii) the fees and expenses of the Fund's custodian and transfer agent, (iv) the fees and expenses of the Fund's legal counsel and independent auditors, (v) brokerage and commission expenses, (vi) all federal, state, local and foreign taxes and corporate fees payable by the Fund to governmental agencies, including any issue or transfer taxes chargeable to the Fund in connection with its securities transactions,
  (vii) the dues, fees and other charges of any trade association of which the Fund is a member, (viii) the cost of fidelity and liability insurance,
  (ix) reimbursement of the organization expenses of the Fund and the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Securities and Exchange Commission and registering the Fund as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Fund's registration statement and prospectus for such purposes, (x) costs incurred in having the Fund's net asset value computed at the times and in the manner specified in the Fund's prospectus and statement of additional information, (xi) all expenses of stockholders' and directors' meetings and preparing, printing and mailing prospectuses, statements of additional information, reports and proxy materials to existing stockholders, and
  (xii) such non-recurring or extraordinary expenses as may arise outside the ordinary course of the Fund's business, including litigation affecting the Fund and the legal obligation the Fund may have to indemnify its officers and directors and, in certain situations, the Distributor, with respect thereto. The Fund shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Fund other than as provided for in any Rule 12b-1 Distribution Plan adopted by the Fund.

    2.4 If, in any fiscal year, the sum of the Fund's operating expenses (including the investment advisory fee payable pursuant to section 2.1 hereof, but excluding taxes, interest, brokerage commissions relating to the purchase or sale of portfolio securities and extraordinary expenses such as for litigation) exceeds the expense limitations, if any, applicable to the Fund imposed by state securities administrators, as such limitations may be modified from time to time, the Adviser shall reimburse the Fund in the amount of such excess to the extent required by such expense limitations, provided that the amount of such reimbursement shall not exceed the amount of the Adviser's investment advisory fee during such fiscal year.

    2.5 In addition to the foregoing, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder and/or undertake to reimburse the Fund for a portion of its operating expenses not otherwise required to be borne or reimbursed by the Adviser. Any such fee reduction or undertaking may be discontinued or modified by the Adviser at any time.

    2.6 [TO BE INCLUDED IF THIS AGREEMENT IS IMPLEMENTED PRIOR TO ITS APPROVAL BY THE FUND'S SHAREHOLDERS--Any fees payable by the Fund under this Agreement during the period commencing on the effective date of this Agreement and ending on the date of the initial approval of this Agreement by a majority of the outstanding voting securities of the Fund shall be paid into an interest-bearing escrow account with an unaffiliated financial institution, as the Fund and the Adviser may establish, to be released to the Adviser only upon such initial approval of this Agreement, or, if such approval shall not occur within the 60 days following consummation of the merger, to the Fund.]

  3. Liability.

    3.1 Neither the Adviser nor any of its officers, directors or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except (i) that the Adviser shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to Section 36 of the 1940 Act, and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or (ii) for a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of, its or their obligations and duties under this Agreement.

    3.2 Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

  4. Services Not Exclusive. It is understood that the services of the Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the Adviser or any of its affiliates from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Adviser to be equitable to such clients and the Fund. However, it cannot be expected that all of the Adviser's clients, including the Fund, will receive equal treatment at all times.

  5. Brokerage. The Adviser shall employ securities brokers that, in its judgment, will implement the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this Agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. In making this determination, the Adviser shall take into consideration a number of factors including, but not limited to, the overall net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the specific transaction is effected, the ability to effect the transaction at all where a large block is involved, the known practices of brokers and their availability to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Under such conditions as may be specified by the Fund's Board of Directors in the interest of its stockholders and to ensure compliance with applicable law and regulations, the Adviser may (a) subject to the restrictions of the 1940 Act, place orders for the purchase and sale of portfolio securities for the Fund's account with J.J.B. Hilliard, W.L. Lyons, Inc.; and (b) pay commissions to brokers other than J.J.B. Hilliard, W.L. Lyons, Inc. that are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of the Adviser's duties hereunder and for the investment management of other advisory accounts over which the Adviser or the Adviser's affiliates exercise investment discretion.

  6. Name of Fund. The Fund may use any name including or derived from the name "J.J.B. Hilliard, W.L. Lyons, Inc." in connection with the Fund only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. The Fund agrees that any name including or derived from the name "J.J.B. Hilliard, W.L. Lyons, Inc." may freely be used by the Adviser for any purpose including other investment companies, entities, products or services. Upon the termination of this Agreement, the Fund shall promptly take all necessary and appropriate action to change its name to one that does not include and is not derived from the name J.J.B. Hilliard, W.L. Lyons, Inc.; provided, however, that the Fund may continue to use such name if the Adviser consents in writing to such use.

  7. Miscellaneous.

    7.1 This Agreement shall become effective on the date hereof. It shall continue in effect until two years from the date on which this Agreement is executed, and thereafter from year to year only so long as such continuance is specifically approved at least annually by (i) the Fund's directors or
  (ii) a vote of a majority of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the directors who are not interested persons of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days written notice, by the Fund's directors or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 60 days written notice by the Adviser. This Agreement will also terminate automatically in the event of its assignment.

    7.2 As used herein, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

    7.3 This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky.

    7.4 The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

    7.5 If any provisions of this Agreement shall be held or made invalid, in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

    7.6 The Adviser shall be entitled to rely on any notice or other communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

    7.7 This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, and
  (ii) the vote of a majority of those directors of the Fund who are not interested persons of the Adviser cast in person at a meeting called for the purpose of voting on such approval.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                          Hilliard Lyons Growth Fund, Inc.

                                          By: _________________________________
                                          Title: ______________________________

                                          Hilliard Lyons Investment Advisors

                                          By: _________________________________
                                          Title: ______________________________

                       HILLIARD LYONS GROWTH FUND, INC.
                             HILLIARD LYONS CENTER
                          LOUISVILLE, KENTUCKY 40202
                    PROXY--SPECIAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of Hilliard Lyons Growth Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints DONALD F. KOHLER, GILBERT L. PAMPLIN and JOSEPH C. CURRY, JR. and each of them, with full power to act alone, as true and lawful attorneys in fact and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Fund which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held November 19, 1998 at 10:00 a.m. at the Holiday Inn Lakeview, Clarksville, Indiana and at any adjournment thereof.

The undersigned hereby instructs said proxies and their substitutes:

1.   PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT
          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

2.   ELECTION OF DIRECTORS:

          Donald F. Kohler, Gilbert L. Pamplin, William A. Blodgett, Jr.,
                     John C. Owens, and Stewart E. Conner

[ ] Vote FOR all nominees listed above     [ ] WITHHOLD AUTHORITY
    (except those listed below)                to vote for all nominees listed
                                               above

INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space below.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

--------------------------------------------------------------------------------
This Proxy, when properly executed, will be voted in accordance with any directions given. Unless otherwise specified, the Proxy will be voted FOR Proposals 1 and 2.

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.


     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of each of the Notice of Special Meeting and Proxy Statement, both dated October 21, 1998.


                                     Please sign exactly as shares are
                                     registered. If shares are held by joint
                                     tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.


                                     ______________________________________

                                     Signature                         Date


                                     ______________________________________

                                     Signature, if held jointly        Date